UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

VSE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane Alexandria, Virginia	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on July 19, 2023, VSE Corporation (the “Company”) entered into an Underwriting Agreement with RBC Capital Markets, LLC and William Blair & Company, L.L.C., acting as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell (the “Offering”) 2,475,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), at a price to the public of $48.50 per share. The Offering with respect to the Firm Shares closed on July 24, 2023. As a component of the Offering, the Company also granted the Underwriters a 30-day option to purchase up to an additional 371,250 shares of Common Stock (the “Overallotment Option”).

On July 28, 2023, the Underwriters fully exercised the Overallotment Option, electing to purchase an additional 371,250 shares of Common Stock. The Underwriters’ exercise of the Overallotment Option closed on August 1, 2023, resulting in net proceeds to the Company of approximately $16.9 million, after deducting estimated underwriting discounts and commissions and before estimated offering expenses. Inclusive of the full exercise of the Overallotment Option, a total of 2,846,250 shares of Common Stock were issued and sold in the Offering. The net proceeds from the Offering, including the full exercise of the Overallotment Option, after deducting underwriting discounts and commissions and before estimated offering expenses, were approximately $129.6 million. The Company intends to use substantially all of the net proceeds from the Offering to repay outstanding borrowings under its revolving credit facility and any remaining amounts for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: August 1, 2023	By:	/s/ Farinaz S. Tehrani
Farinaz S. Tehrani
Chief Legal Officer and Corporate Secretary